As filed with the Securities and Exchange Commission on May 29, 2009

Registration No. 333-62810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2866697
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(215) 354-5100
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

WORLDGATE COMMUNICATIONS, INC.
1996 STOCK OPTION PLAN
(Full Title of the Plans)
________________

Christopher V. Vitale
General Counsel and Secretary
WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, Pennsylvania 19053
(215) 354-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
________________

Copies to:

Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES AND
TERMINATION OF REGISTRATION STATEMENT

A Registration Statement on Form S-8 (Registration No. 333-62810) (the “Registration Statement”), which incorporated by reference the contents of the Registration Statements on Form S-8 previously filed by WorldGate Communications, Inc. (the “Company”) (File Nos. 333-78943 and 333-49612) on May 20, 1999 and November 9, 2000, respectively, was originally filed with the Securities and Exchange Commission on June 12, 2001 by the Company. The Registration Statement registered, in the aggregate, 4,132,328 shares of the Company’s common stock issuable upon exercise of stock options under the Company’s 1996 Stock Option Plan (the “1996 Plan”). On November 13, 2003, the Company adopted the 2003 Equity Incentive Plan (the “2003 Plan”) into which the 1996 Plan was merged.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all shares previously registered under the Registration Statement and terminate the effectiveness of the Registration Statement. Simultaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company will be filing a Registration Statement with the Securities and Exchange Commission to register all of the shares of the Company’s common stock issuable under the Company’s 2003 Plan.  Shares of common stock issued pursuant to grants made under the 1996 Plan will be deemed to be issued under the 2003 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Trevose, Commonwealth of Pennsylvania, on May 27, 2009.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ ROBERT STEVANOVSKI
Robert Stevanovski
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ANTHONY CASSARA	Director	May 29, 2009
Anthony Cassara

/s/ JOEL BOYARSKI	Senior Vice President and Chief	May 28, 2009
Joel Boyarski	Financial Officer (principal financial and accounting officer)

/s/ GEOFFREY M. BOYD	Director	May 26, 2009
Geoffrey M. Boyd

/s/ BRIAN FINK	Director	May 26, 2009
Brian Fink

/s/ RICHARD P. NESPOLA	Director	May 27, 2009
Richard P. Nespola

/s/ GREGORY PROVENZANO	Director	May 27, 2009
Gregory Provenzano

/s/ DAVID STEVANOVSKI	Director	May 27, 2009
David Stevanovski

/s/ ROBERT STEVANOVSKI	Chairman, Interim Chief Executive	May 27, 2009
Robert Stevanovski	Officer and Director (principal executive officer)